UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2021

Giga-tronics Incorporated
(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA	94568
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No par value	GIGA	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2021, Giga-tronics Incorporated (the “Company”) borrowed $500,000 (the “Loan”) from Digital Power Lending, LLC, a California limited liability company and licensed California Finance Lender (the “Lender”).

The Loan is evidenced by a Secured Promissory Note dated as of November 12, 2021, which provides, among other things, that the principal amount of the Loan will bear interest at the rate of 10.0% per annum. Unless prepaid by the Company, all principal and accrued interest under the Loan is payable on November 12, 2022 or, if earlier, upon the Company’s completion of an underwritten public offering. The Company’s obligations under the Loan are secured by a pledge of all of the Company’s assets. The Loan and the Lender’s security interest are subordinate to the Company’s existing bank lending arrangement.

This description of the Loan is qualified by the Secured Promissory Note and the Security and Pledge Agreement with the Lender, copies of which are filed as exhibits to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Secured Promissory Note dated November 12, 2021
Exhibit 10.2	Security and Pledge Agreement dated November 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November18, 2021	GIGA-TRONICS INCORPORATED

By: /s/John Regazzi
John Regazzi
President and Chief Executive Officer